Exhibit 99.2

Investor presentation script

May 20, 2025

Slide 5

QXO is the largest publicly traded distributor of roofing, waterproofing, and complementary building products in the United States.

We plan to become the tech-enabled leader in the $800 billion building products distribution industry. Our goal is to achieve $50 billion in annual revenue within the next decade through a combination of accretive acquisitions and organic growth.

Slide 6

In this presentation, we’ll cover seven core themes:

1.	First, we plan to deliver exceptional shareholder value by building a highly profitable $50 billion revenue distribution business.
2.	Second, the building products distribution industry offers an immense total addressable market with strong, durable demand drivers.
3.	Third, our leadership team has an outstanding track record of creating shareholder value at scale.
4.	Fourth, acquiring Beacon was a good first move—but it’s just the beginning.
5.	Fifth, we’re confident in our ability to at least double Beacon’s legacy EBITDA organically.
6.	Sixth, a significant portion of additional growth will come from acquisitions across existing and adjacent verticals.
7.	Seventh, our management compensation is closely aligned with our goal of creating long-term shareholder value.

Slide 7

Our business strategy centers on consolidating a highly fragmented, $800 billion industry. We will be disciplined in how much we pay for acquisitions.

With each acquisition, we’ll apply our proven approach to drive above-market organic growth and significantly expand margins—generating free cash flow to fund continued M&A.

This is the same playbook we used to drive outsized value at United Waste, United Rentals and XPO.

So, our business plan is to do disciplined M&A, significantly improve the profitability of the acquired operations, then rinse, wash, repeat.

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Slide 8

We selected the building products distribution industry after a blue-sky exercise because it has perfect fundamentals for our playbook.

It has secular tailwinds. The U.S. housing market is currently undersupplied by approximately 4 million units. At today’s pace, it would take about 15 years of homebuilding to close that gap. Meanwhile, the average single-family home is over 40 years old and in need of repair and remodeling.

Infrastructure investment also offers clear visibility, with more than $2 trillion in projected spending across North America over the next two decades.

The building products distribution industry is large and highly fragmented—and scale is a clear competitive advantage. In addition, our tech prowess is a differentiator.

The industry also generates substantial free cash flow, which supports our strategy to de-lever and reinvest for growth.

Slide 9 & 10

Slides 9 and 10 highlight the backgrounds of a dozen of our senior leaders at QXO.

This team brings deep expertise across the skill sets required to execute our plan—disciplined M&A, seamless integration, profit improvement, capital markets, culture building, logistics, and deploying cutting-edge technology to enhance both customer satisfaction and financial performance.

Slide 11

Slide 11 shows our track record of successful transformations over the years. We’ve raised approximately $50 billion of debt and equity. We’ve acquired, integrated, and optimized around 500 acquisitions. And, if you had invested alongside us in all of our companies, you would have made over 300 times your money.

Recall that between 2015 and 2018, we doubled the profits of our two largest acquisitions at XPO—Norbert Dentressangle and Con-way.

Slide 12

Let’s now talk about why Beacon was a strategic first acquisition—and why we’re confident in our ability to improve its EBITDA with a goal to double its EBITDA organically over the next five years.

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Beacon is a leading national platform in exterior building products, connecting suppliers and customers for essential roofing and related materials for nearly 100 years.

The company generates nearly $10 billion in net sales across about 600 branches from coast to coast, supported by 8,000 employees.

It serves about 110,000 customers and completes approximately 1.4 million deliveries annually across 135,000 SKUs.

Slide 13

Beacon is an ideal launchpad for our $50 billion revenue ambition.

Roofing is a steady, predictable vertical, bolstered by strong long-term trends.

Everyone has a roof—and roofs require upkeep.

Over 80% of roofing demand is repair and remodeling, mostly driven by non-discretionary needs like storm damage and leaks. When your roof fails, you fix it.

Beacon has proven resilient through economic cycles, including the 2008 financial crisis and the Covid pandemic.

Severe weather events, which increase demand for roofing products, have quadrupled in frequency over the last 20 years.

Roofing and related building products also face limited tariff risk, as most goods are produced and sold in the U.S.

Slide 14

Slide 14 shows the nine major workstreams in our plan to double Beacon’s EBITDA organically—boosting above-market revenue growth and expanding margins by over 500 basis points.

First, we’re optimizing the org chart and spans of control to increase agility. We’re cutting bureaucracy and reallocating investment to areas like sales and technology.

Second, we’re emphasizing talent. Execution is easier with the right people—those who are energized, aligned, and focused on results. We aim to build a culture that’s engaging, customer-centric and results-oriented, with incentive structures aligned to controllable key performance indicators (KPIs).

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Third, procurement is a major margin lever. We’ll leverage AI-driven forecasting to collaboratively align with top suppliers, earning rebates and allocations by helping them plan more efficiently and providing access to a high-performing sales engine.

Fourth and fifth, we’ll use sophisticated inventory management and real-time demand tracking technology to make sure each branch has the right inventory. This will enable us to capture share, control costs, and offer competitive pricing.

Sixth and seventh, we don’t need to be the cheapest—just the most reliable. Availability, empowered salespeople, and great tech give us a winning formula.

Eighth, our supply chain must be best-in-class—from inbound to outbound logistics and in-branch operations.

Ninth, we’ve made major tech hires because we plan to lead the industry with our technology stack and e-commerce capabilities.

For more on the nine levers, please see slides 18 and 19 in the appendix.

Importantly, since closing the Beacon acquisition, our assessment of the earnings and revenue upside has grown meaningfully.

Slide 15

Our early integration efforts are already delivering impact.

We rebranded to QXO on Day 1, and customer communications went off without a hitch.

We quickly launched initiatives in high-value areas—including sales, pricing, and procurement—resulting in early traction in both revenue and EBITDA.

We also kicked off an inventory rebalancing effort to improve availability of high-velocity SKUs—about 4% of SKUs account for 80% of revenue.

Our senior team is fully engaged—through in-person visits, virtual town halls, and employee and customer surveys. We’ve been asking two questions: What’s working? What can we improve? The insights we’ve received have been invaluable and are already shaping our transformation roadmap.

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Slide 16

At QXO, we’ve built a compensation structure that tightly aligns management’s interests with those of our shareholders.

Our CEO, Brad Jacobs, has a significant equity interest in QXO. He invested $900 million through Jacobs Private Equity—accounting for 90% of the initial founders’ round—and presently owns approximately 28% of the Company’s equity.

A meaningful portion of each senior leader’s net worth is tied to QXO’s success. Two-thirds of CEO and CFO equity compensation is tied directly to total shareholder return.

There’s no payout unless QXO’s performance exceeds the 55th percentile of the S&P 500—underscoring our pay-for-performance philosophy.

And to ensure long-term alignment, all restricted shares—whether RSUs or PSUs—are subject to a sale and transfer restriction through January 1, 2030.

Conclusion

In closing, we hope you share our excitement about QXO’s strategy to build the leading tech-enabled building products distributor globally.

Acquiring Beacon was a strong first move—it’s a solid, growing business that aligns perfectly with our team’s strengths.

We believe we can significantly improve its EBITDA with a goal to double its EBITDA within five years.

And we’re confident we can replicate this success across both adjacent and new verticals—delivering significant value to shareholders.

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